                                                                    Exhibit 23.1








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 7, 2001 (except with respect to the matter discussed in Note 12(b), as to which the date is March 2, 2001) included in the Company's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in or made a part of this Form S-3 Registration Statement.


                                                     /s/ ARTHUR ANDERSEN LLP
                                                     ---------------------------


Boston, Massachusetts
January 9, 2002